Exhibit 99.1

Dollar Tree, Inc. Announces the Addition of Alasdair James
as Executive Vice President, Merchandising and Supply Chain

CHESAPEAKE, Va.--April 13, 2021--Dollar Tree, Inc. (NASDAQ: DLTR) today announced that Alasdair James has recently joined the organization as Executive Vice President, Merchandising and Supply Chain.

Mr. James, age 50, has substantive retail executive experience, most recently serving as Chief Executive Officer at Pier 1 Imports, after serving as President of Kmart for several years. Mr. James has also served in global retail leadership roles, including Chief Customer Officer Global Brands for Tesco in the United Kingdom, a UK-based groceries and general merchandising retailer with $72 billion in annual revenue, and as Executive Vice President and Chief Merchant for Tesco China. Other relevant industry experience includes management roles at GlaxoSmithKline and Frito-Lay, a subsidiary of PepsiCo.

In December 2019, following the consolidation of its Dollar Tree and Family Dollar Store Support Centers, the Company merged its Merchandising and Store Operations functions under Enterprise leaders to enhance the alignment of communication, strategies, and initiatives for both of its business segments.

To support the Company’s future growth plans and to ensure depth of capabilities, expertise, and leadership across its broader Merchandising, Sourcing, and Supply Chain divisions, the Company has added this key executive role. Mr. James will be responsible for Merchandising, Global Sourcing, Marketing, Inventory Management, and Logistics, and will report to Michael Witynski, President and Chief Executive Officer.

Richard McNeely, Enterprise Chief Merchandising Officer, and Michael Lech, Chief Logistics Officer, will report to Mr. James.

“I am very pleased to announce that Alasdair James has joined Dollar Tree as EVP, Merchandising and Supply Chain,” stated Mr. Witynski. “Alasdair is a proven retail leader with many years of global consumer goods experience, in the U.S., China, and the United Kingdom. This new position strengthens our executive team in key areas of the business, as we continue to grow as a unified company with two strong brands. We will continue to maintain our customer-centric focus while developing initiatives to improve productivity and efficiencies.”

Mr. James stated, “I am excited to join the Dollar Tree organization. I have admired the Dollar Tree and Family Dollar brands as they have delivered value and convenience to their customers for decades. Clearly, the Company demonstrated its commitment to customers through its investments in developing strategic store formats to grow and improve its business, while leveraging the strengths of both brands. My focus will be on leading productivity improvements across the Merchandising, Marketing, Sourcing, and Logistics functions through use of data, analytics, automation, and digital capabilities.”

About Dollar Tree, Inc.
Dollar Tree, a Fortune 200 Company, operated 15,685 stores across 48 states and five Canadian provinces as of January 30, 2021. Stores operate under the brands of Dollar Tree, Family Dollar, and Dollar Tree Canada. To learn more about the Company, visit www.DollarTree.com or www.FamilyDollar.com.

A WARNING ABOUT FORWARD-LOOKING STATEMENTS: Our press release contains "forward-looking statements" as that term is used in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they address future events, developments or results and do not relate strictly to historical facts. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements include, without limitation, statements preceded by, followed by or including words such as: “believe”, “anticipate”, “expect”, “intend”, “plan”, “view”, “target” or “estimate”, “may”, “will”, “should”, “predict”, “possible”, “potential”, “continue”, “strategy”, and similar expressions. For example, our forward-looking statements include statements regarding our plans to develop initiatives to improve productivity and efficiencies, and our other plans, objectives, expectations (financial and otherwise) and intentions. These statements are subject to risks and uncertainties. For a discussion of the risks, uncertainties and assumptions that could affect our future events, developments or results, you should carefully review the "Risk Factors," "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" sections in our Annual Report on Form 10-K filed March 16, 2021, and other filings we make from time to time with the Securities and Exchange Commission. We are not obligated to release publicly any revisions to any forward-looking statements contained in this press release to reflect events or circumstances occurring after the date of this report and you should not expect us to do so.

CONTACT:	Dollar Tree, Inc. Randy Guiler, 757-321-5284 Vice President, Investor Relations www.DollarTree.com DLTR-G